EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Managed Portfolio Series, does hereby certify, to such officer’s knowledge, that the report on Form NCSR of Managed Portfolio Series for the semi-annual period ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Managed Portfolio Series for the stated period.

/s/ James R. Arnold		/s/ Brian R. Wiedmeyer
James R. Arnold		Brian R. Wiedmeyer
President, Managed Portfolio Series		Treasurer, Managed Portfolio Series

Dated:	December 8, 2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Managed Portfolio Series for purposes of the Securities Exchange Act of 1934.